FORD MOTOR COMPANY

                            FORD AUTHORIZED AGREEMENT
                FOR THE QUALIFIED VEHICLE MODIFIERS (QVM) PROGRAM


THIS AGREEMENT, is made this 15th day of December, 1999, between Starcraft Automotive Group, Inc., an Indiana corporation having its principal place of business at 2703 College Avenue, Goshen, Indiana 46528 ("Modifier"), and Ford Motor Company, a Delaware corporation with its principal place of business at the American Road, Dearborn Michigan 48121 ("Ford").

WHEREAS, Ford sells complete vehicles and incomplete vehicles; and


WHEREAS, Modifier completes or modifies vehicles; and


WHEREAS, Ford and Modifier desire to work more closely together to improve customer satisfaction with the products of both parties;

WHEREAS, Ford has developed the Qualified Vehicle Modifiers Program ("QVM Program") toward that goal;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.       QVM Program Requirements

To qualify for the QVM Program, Modifier shall:

         a) Complete or modify vehicles in the United States, Canada or Mexico.

         b) Complete or modify the types of vehicles identified by Ford as included in the Program.

         c) Make facility, personnel and records available for inspection and review by Ford for the purposes of rating Modifier's engineering capability, design and build process controls, and quality control procedures.

         d) Achieve a QVM rating for each facility that manufactures the types of vehicles identified by Ford as included in the Program.

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         e)       Adopt and follow Ford guidelines and  recommendations  as from time to time may be issued or updated.

         f) Make facility, personnel and records available for periodic reinspection.

         g) Send a representative to a yearly meeting at a mutually agreed time and place. The purpose of the meeting will be to improve communication by reviewing future product changes, new guidelines, and any requests from the qualified Modifiers.

         h) Notify Ford of any change in ownership of the Modifier in the facility, in its location, or of the addition of a new manufacturing facility.

         i) Maintain at all times a minimum limit of $5 Million per occurrence of Commercial General Liability insurance including products, completed operations and blanket contractual liability (or contractual liability coverage specific to this Agreement) with insurers rated at least A VI by A.M. Best Company, or other underwriters agreeable to Ford. The Modifier shall arrange to provide Ford with a certificate or insurance showing the coverage specified in this paragraph. The insurance policies providing the foregoing coverage shall provide that the insurance company issuing such policy shall give Ford at least 30 days prior written notice of any material alterations, including: substantial reduction of aggregate limits, if such limits apply; or any change or cancellation.

2.       Ford Support of the QVM Program

To support the QVM Program, Ford will:

         a)       Provide administration and coordination for the Program.

         b) Visit and inspect Modifier's facility to determine a rating, and review the results of that rating with Modifier.

         c)       Advertising and promote the QVM Program.

         d) Provide communication to Modifiers on current production engineering revisions and future product engineering revisions, including communication support through the Body Builder Advisory Service.

         e) Provide limited technical support for Modifier designs that interface with Ford systems (not to include Modifier system design) and guidelines for modifications.

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3.       Appeal of Denial of QVM Qualification

In the event that a Modifier does not achieve a rating sufficient to qualify for the QVM Program, it may request a reconsideration of the rating. Upon written request, a review by the QVM Program Manager will be made. If Modifier is not satisfied with the decision of the QVM Program Manager, then a formal review by the QVM Steering Committee will be performed if requested by Modifier in writing. The parties to this agreement will be bound by the decision of the Steering Committee.

4.       Indemnification

Ford and Modifier (the "parties") recognize that the burden of defending against product liability allegations, whether or not meritless or frivolous, should be borne by the party whose alleged negligence, wrongdoing or defective product is at issue, regardless of whether that company is a party to the particular litigation. The parties also recognize that, under existing law, there are circumstances where a claimant may sue only one party even though the defect, wrongdoing or negligence alleged is that principal responsibility of the other party. The parties also recognize that this results in the named defendant bearing more - sometimes far more - than its fair share of the cost of the litigation. In order to avoid as much as possible controversy between the parties as to who shall defend such litigation, or bear the cost of defending such litigation, including the cost of settlements or verdicts, the parties agree as follows:

         a) INDEMNIFICATION BY FORD. With respect to any vehicle supplied by any Ford authorized dealer to Modifier, Ford shall indemnify, hold harmless and protect Modifier from any loss, damage or expense, including, without limitation, settlements, judgments, expert fees and attorney's fees resulting from or related to lawsuits, complaints or claims against Modifier for property damage or personal injury where Modifier's liability, if any, arises solely because of a defect in manufacture, assembly, materials or design for which Ford (or Ford's supplier) alone is responsible.

         b) FORD'S DUTY TO DEFEND. Modifier will promptly notify Ford of any lawsuit, complaint or claim which Modifier has reason to believe may be covered by this indemnity agreement. If the claimant's sole allegation against Modifier is that Modifier is strictly liable for a defect for which Ford (or Ford's supplier) alone is responsible, and if Ford's investigation discloses no basis for Modifier's liability other than the allegations in the lawsuit, complaint, or claim, ford will assume Modifier's defense upon Modifier's request. Modifier, and/or its Product liability insurance carrier, shall cooperate fully in the defense of the action as Ford, and/or its Product liability insurance carrier may reasonably require. Ford shall have the right to assume Modifier's defense at any time, provided that Ford acknowledges Modifier's right to indemnity under this agreement.

         c) INDEMNIFICATION BY MODIFIER. With respect to any vehicle supplied by any Ford authorized dealer to Modifier, modifier shall indemnify, hold harmless and

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                  protect  Ford from any loss,  damage  or  expense,  including, without limitation, settlements, judgments, expert fees, and attorney's fees, resulting from or related to lawsuits, complaints or claims against Ford for property damage or personal injury, where Ford's liability, if any, arises solely from modifications or additions made by Modifier. Liability on the part of Ford which arises, if at all, because Ford knew or should have knows that the modification or additions made by Modifier were negligent, improper or defective, or that Ford expressly or impliedly approved the modifications or additions made by Modifier, will be deemed to be liability which arises "solely from modifications or additions made by modifier" within the meaning of this paragraph. However, Modifier will not be obligated to indemnify Ford if the modifications or additions were made pursuant to express written instructions provided by Ford, so long as the workmanship and materials for the modification were not of a substandard quality.

         d) MODIFIER'S DUTY TO DEFEND. Ford will promptly notify Modifier of any lawsuit, complaint or claim which ford has reason to believe may be covered by this indemnity agreement. If Ford's alleged liability arises solely from modifications or additions made by Modifier, and if Modifier's investigation discloses no basis for Ford's liability other than the allegations in the lawsuit, complaint, or claim, Modifier will assume Ford's defense upon Ford's request. Ford and/or its product liability carrier shall cooperate fully in the defense of the action as modifier, or its product liability carrier, may reasonably require. Modifier shall have the right to assume Ford's defense at any time, provided the Modifier acknowledges Ford's right to indemnity under this agreement.

         e) Neither party will file cross-claims or third-party complaints against the other without notifying the other in advance. Where practicable, the notice should be given sufficiently in advance to allow through discussion of alternatives to such filing.

In the appropriate case the parties shall, where settlement is or may be warranted, make a reasonable effort to agree upon the amount each party will contribute to settlement, based upon the nature of the plaintiff's allegations. For example, if the case involves an allegation that a modifier's component is defective, a reasonable allocation would require the modifier to contribute all or most of any settlement amount. If, however, the allegation concerns a component supplied by Ford, a reasonable allocation would require Ford to contribute all or most of any settlement amount. It is recognized that there will be cases or multiple allegations with respect to each part and that allocation of responsibility will be dependent on the circumstance of the case.

If the case, for any reason, does not settle, the parties will, in advance of trial, make a reasonable attempt to agree upon the extent to which each company will contribute to satisfy any adverse judgment or verdict that may be returned, based upon the principles set forth in the preceding paragraph. Based on these principles, the parties will likewise attempt to agree upon the extent to which each will contribute to the cost of defending the litigation, including attorney's fees.

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In  cases  where  both  parties  are  named   defendants,   neither  party  will
unilaterally enter into a settlement agreement without first notifying the other party.

5.       Advertisement, Promotion

Modifier may at its option, advertise or promote its qualification under the QVM Program. Modifier shall comply with the QVM advertising guidelines and shall avoid in every way any deceptive, misleading, confusing or illegal advertising promotion.

6.       Trademarks and Trade Names

Modifier may not use any trademark, trade name or logo used or claimed by Ford or any of its subsidiaries except with Ford's prior written approval. If such approval is given, Modifier may use such trademark, trade name or logo only in connection with ford products and then only in a manner and form approved by ford. If, after such approval, Ford should at any time so request, Modifier shall promptly discontinue such use.

7.       Termination

         a) This agreement may be terminated at will by either party by giving at least 10 days written notice to the other party.

         b) Upon the occurrence of any of the following events, Ford may terminate this agreement immediately upon giving written notice to Modifier:

                  (i) Failure of Modifier to maintain a QVM status. If the rating is under appeal, written notice will not be given until the appeal process is completed.

                  (ii) Failure of Modifier to perform any other obligation under this agreement within five days after receiving written request for performance from Ford.

                  (iii) Failure of Modifier to function in the ordinary course of business for more than 10 consecutive business days.

         c)       Upon  termination  of  this  agreement,   Modifier  shall,  as
                  directed by Ford, immediately cease and desist:

                  (i) Advertising or promoting Modifier as being qualified under the QVM Program.

                  (ii) At Modifier's expense, remove from all signs used or owned by Modifier and from all forms, stationery and other papers used by Modifier, any reference to the QVM Program.

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                  (iii)    Refrain from doing anything, whether or not specified
                           above,   that  would   indicate   Modifier  has  been
                           qualified and the QVM Program.

         d) If Modifier does not comply with this section's requirements, Modifier shall reimburse Ford for all costs and expenses, including reasonable attorney's fees, incurred by Ford in enforcing compliance with this section.

8.       Notice, Demand and Consent

All notices, demands and consents allowed or required by this agreement shall be in writing and shall be given by registered or certified mail, addressed to the address listed below or by personal delivery, and shall be deemed given when so mailed or delivered.

Ford:                                  Modifier: \s\Michael H. Schoeffler
      ------------------------------            --------------------------------
          Ford Motor Company                    Starcraft Automotive Group, Inc.

      ------------------------------            Michael H. Schoeffler
      ------------------------------            President

9.       Assignment

Modifier  may  not  assign  this  agreement  or  delegate   performance  of  its
obligations without the prior written consent of Ford.

10.      Agency

This agreement does not create the relationship or principal and agent or partner or joint venture between Ford and Modifier for any purpose whatsoever.

11.      Entire Agreement

This agreement constitutes the entire agreement between the parties and, except as provided elsewhere in this agreement, may be amended only by a written agreement executed by Ford and Modifier. No course of dealing, custom or usage of trade shall modify or supplement the terms of this agreement.

12.      Applicable Law

This agreement shall be governed by and construed in accordance with the laws of the State of Michigan as if entirely made and performed in that state.

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13.      Arbitration

If a dispute arises between the Modifier and Ford, relating to this Agreement, the following procedure shall be implemented before either party pursues other available remedies except that either party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

         (1) The Modifier and Ford shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute, provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties hereunder or be deemed a waiver by a party thereto of any remedies to which such party would otherwise be entitled hereunder.

         (2) If, within 30 days after such meeting, the Modifier and Ford have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the Center for Public Resources and to bear equally the costs of the mediation.

         (3) The Modifier and Ford will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

         (4) The Modifier and Ford agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days. If the parties are not successful in resolving the dispute through mediation, then the parties agree to submit the matter to binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator.

         (5) Mediation or arbitration shall take place in the City of Dearborn unless otherwise agreed by the parties. The substantive and procedural laws of the State of Michigan shall apply to the proceedings. Equitable remedies shall be available in any arbitration. Punitive damages shall not be awarded. This paragraph (13) is subject to the Federal Arbitration Act, 9. U.S.C.A. Section 1, et. seq. and judgment upon the award rendered by the arbitrator, if any, may be entered by any court having jurisdiction thereof.


                                           By:
                                              ----------------------------------
                                                    FORD MOTOR COMPANY


                                           By: \s\Michael H. Schoeffler
                                              ----------------------------------
                                                    MODIFIER

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